              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON NOVEMBER 25, 1997
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         VALUEVISION INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

                                    MINNESOTA
                          (State or other jurisdiction
                                of incorporation)

                                   41-1673770
                                (I.R.S. employer
                             identification number)

                               6740 SHADY OAK ROAD
                             EDEN PRAIRIE, MN 55344
                    (Address of principal executive offices)

     OPTION AGREEMENT DATED AS OF: JUNE 3, 1994, BY AND BETWEEN THE REGISTRANT AND MARSHALL S. GELLER
     OPTION AGREEMENT DATED AS OF: JUNE 3, 1994, BY AND BETWEEN THE REGISTRANT AND ROBERT J. KORKOWSKI
      OPTION AGREEMENT DATED AS OF: JUNE 16, 1994, BY AND BETWEEN THE REGISTRANT AND ARTHUR B. LAFFER
    OPTION AGREEMENT DATED AS OF: AUGUST 8, 1995, BY AND BETWEEN THE REGISTRANT AND MARSHALL S. GELLER
    OPTION AGREEMENT DATED AS OF: AUGUST 8, 1995, BY AND BETWEEN THE REGISTRANT AND ROBERT J. KORKOWSKI
     OPTION AGREEMENT DATED AS OF: AUGUST 8, 1995, BY AND BETWEEN THE REGISTRANT AND ARTHUR B. LAFFER
    OPTION AGREEMENT DATED AS OF: NOVEMBER 15, 1995, BY AND BETWEEN THE REGISTRANT AND DOMINIC MANGONE
    OPTION AGREEMENT DATED AS OF: SEPTEMBER 4, 1996, BY AND BETWEEN THE REGISTRANT AND PAUL D. TOSETTI
  OPTION AGREEMENT DATED AS OF: OCTOBER 22, 1996, BY AND BETWEEN THE REGISTRANT AND WILLIAM J. FITZGERALD
OPTION AGREEMENT DATED AS OF: NOVEMBER 22, 1996, BY AND BETWEEN THE REGISTRANT AND JONATHAN L. FLEISCHMANN
     OPTION AGREEMENT DATED AS OF: NOVEMBER 22, 1996, BY AND BETWEEN THE REGISTRANT AND ROBERT L. WEBB
     OPTION AGREEMENT DATED AS OF: NOVEMBER 22, 1996, BY AND BETWEEN THE REGISTRANT AND ROBERT A. PIRO
   OPTION AGREEMENT DATED AS OF: NOVEMBER 22, 1996, BY AND BETWEEN THE REGISTRANT AND R. MICHAEL LANDERS
     OPTION AGREEMENT DATED AS OF: MARCH 3, 1997, BY AND BETWEEN THE REGISTRANT AND MARSHALL S. GELLER
    OPTION AGREEMENT DATED AS OF: MARCH 3, 1997, BY AND BETWEEN THE REGISTRANT AND ROBERT J. KORKOWSKI
      OPTION AGREEMENT DATED AS OF: MARCH 3, 1997, BY AND BETWEEN THE REGISTRANT AND PAUL D. TOSETTI

                         ------------------------------
                              (Full title of Plan)

                              ROBERT L. JOHANDER
                       VALUEVISION INTERNATIONAL, INC.
                             6740 SHADY OAK ROAD
                            EDEN PRAIRIE, MN 55344


                     (Name and address of agent for service)

                                   Copies to:

    WILLIAM M. MOWER, ESQ.                          DAVID T. QUINBY, ESQ.
 MASLON EDELMAN BORMAN & BRAND               VICE PRESIDENT AND GENERAL COUNSEL
      3300 NORWEST CENTER                      VALUEVISION INTERNATIONAL, INC.
  MINNEAPOLIS, MINNESOTA 55402                       6740 SHADY OAK ROAD
          (612) 672-8200                           EDEN PRAIRIE, MN  55344

                                                       CALCULATION OF REGISTRATION FEE
==============================================================================================================
TITLE OF                                       PROPOSED MAXIMUM      PROPOSED MAXIMUM
OF SECURITIES TO BE            AMOUNT TO BE    OFFERING PRICE        AGGREGATE                AMOUNT OF
REGISTERED                     REGISTERED      PER SHARE (1)         OFFERING PRICE (1)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common Stock                    140,000        $     4.1250          $   577,500.00           $      175.00
($0.01 par value                210,000        $     4.8750          $ 1,023,750.00           $      310.23
per share)                       30,000        $     6.1875          $   185,625.00           $       56.25
                                 25,000        $     5.7500          $   143,750.00           $       43.56
                                100,000        $     5.8125          $   581,250.00           $      176.14
                                200,000        $     5.5000          $ 1,100,000.00           $      333.33
                                150,000        $     4.5625          $   684,375.00           $      207.39
---------------------------------------------------------------------------------------------------------------
TOTAL                           855,000                              $ 4,296,250.00           $    1,301.89
===============================================================================================================

(1) Option exercise price.

                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

    (a) The registrant's Annual Report on Form 10-K for the fiscal year ending January 31, 1997; and

    (b) The registrant's Report on Form 10-Q for the fiscal quarters ended April 30, 1997 and July 31, 1997;

    (c) The Registration Statement on Form 8-A with respect to the Company's Common Stock, dated May 22,
         1992.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

     4A. Restated Articles of Incorporation of the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-38374).
     4B. Amended and Restated Bylaws of the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-38374).
     5.   Opinion of Maslon Edelman Borman & Brand, LLP.
     23.1 Consent of Arthur Andersen LLP.
     23.2 Consent of Maslon Edelman Borman & Brand (contained in Exhibit 5).
     25.  Power of Attorney (included on page II-5).

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on November 21, 1997.

                         ValueVision International, Inc.
                         Registrant

                         By s/ Robert L. Johander
                            -------------------------------------------------
                            Robert L. Johander
                            Chairman of the Board and Chief Executive Officer


         We, the undersigned officers and directors of ValueVision International, Inc., hereby severally constitute Robert L. Johander or Stuart R. Romenesko, and each of them singly, are true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable ValueVision International, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Witness our hands and common seals on the date set forth below.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 21st day of November, 1997, by the following persons in the capacities indicated:



        NAME                                        TITLE


s/ Robert L. Johander
------------------------------
Robert L. Johander                        Chairman of the Board, Chief
                                          Executive Officer

s/ Stuart R. Romenesko
------------------------------
Stuart R. Romenesko                       Vice President, Finance and Chief
                                          Financial Officer

 s/ Nicholas M. Jaksich
------------------------------
Nicholas M. Jaksich                       Chief Operating Officer, Director

 s/ Marshall S. Geller
------------------------------
Marshall S. Geller                        Director

 s/ Robert J. Korkowski
------------------------------
Robert J. Korkowski                       Director

 s/ Paul D. Tosetti
------------------------------
Paul D. Tosetti                           Director

                                 EXHIBIT INDEX


Exhibit             Item                                                   Page
-------             ----                                                   ----

   5.               Opinion of Maslon Edelman Borman & Brand, LLP.
 23.1.              Consent of Arthur Andersen LLP.